United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2020, Sierra Bullets, L.L.C. (“Sierra”), an indirect wholly-owned subsidiary of Clarus Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Remington Outdoor Company, Inc. and certain of its subsidiaries (the “Seller”), pursuant to which Sierra agreed to (i) acquire certain assets of the Seller relating to the Barnes Bullets brand (“Barnes”), including equipment, inventory, intellectual property (including exclusive use of Barnes’ intellectual property in the all-copper and powdered metallurgy ammunition fields as well as its trademarks) and the leasehold interest in the real property located in Mona, Utah (collectively, the “Purchased Assets”) and (ii)  assume certain liabilities related to the Purchased Assets in a transaction to be effected in Seller’s bankruptcy proceeding under Chapter 11 of title 11 of the United States Code, §§ 101 et seq. (the “Bankruptcy Code”) which commenced on July 27, 2020. Pursuant to the Asset Purchase Agreement, the purchase price to be paid for the Purchased Assets is $30,500,000 (the “Purchase Price”). At signing Sierra paid to Seller a $30,500,000 deposit (“Good Faith Deposit”), to be applied to the Purchase Price, that became, under certain circumstances and subject to the terms of the Asset Purchase Agreement, non-refundable upon the entry of the Sale Order.

The acquisition of the Purchased Assets (the “Acquisition”) contemplated by the Asset Purchase Agreement is subject to a number of closing conditions, including, among others (i) the Sale Order entered on September 30, 2020 by the United States Bankruptcy Court for the Northern District of Alabama in the Seller’s Chapter 11 case being in effect as of the closing of the Acquisition, and (ii) compliance with the obligations of each party set forth in the Asset Purchase Agreement. The Seller and Sierra have each made representations, warranties and covenants in the Asset Purchase Agreement customary for transactions of this type under the Bankruptcy Code.

In the event that the Closing of the Acquisition does not occur on or before the seventh calendar day from the date of entry of the Sale Order by the Bankruptcy Court, $500,000 of the Good Faith Deposit shall be returned by Seller to Sierra; provided that that such delay in the Closing shall not have resulted from Sierra’s material breach of its obligations under the Asset Purchase Agreement.

No assurances can be given that the Acquisition will be consummated.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Asset Purchase Agreement included as an exhibit is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Sierra or the Seller or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Sierra or the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On September 28, 2020, the Company issued a press release announcing that Sierra was selected to acquire the Purchased Assets. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished by the Company and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement dated September 30, 2020, by and among Sierra Bullets, L.L.C., as Buyer, and Remington Outdoor Company, Inc., certain of its subsidiaries, as Seller.

99.1	Press Release dated September 28, 2020 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2020

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name:	Aaron J. Kuehne
Title:	Chief Financial Officer and Chief Administrative Officer